Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-229682) of Incyte Corporation,
(2)	Registration Statements (Form S-8 Nos. 333-91556, 333-125995, and 333-160006) pertaining to the 1993 Directors’ Stock Option Plan of Incyte Corporation,
(3)	Registration Statement (Form S-8 No. 333-160005) pertaining to the 1991 Stock Plan of Incyte Corporation,
(4)	Registration Statements (Form S-8 Nos. 333-174919 and 333-212102) pertaining to the Incyte Corporation 1997 Employee Stock Purchase Plan,
(5)	Registration Statements (Form S-8 Nos. 333-174918, 333-182218, 333-189424, 333-197907, 333-212104, and 333-231129) pertaining to the Incyte Corporation Amended and Restated 2010 Stock Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-193333) pertaining to the 2014 Restricted Stock Unit Award Agreement between Incyte Corporation and Hervé Hoppenot;

of our reports dated February 13, 2020, with respect to the consolidated financial statements of Incyte Corporation and the effectiveness of internal control over financial reporting of Incyte Corporation, included in this Annual Report (Form 10-K) of Incyte Corporation for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 13, 2020